Exhibit 99.1

For Immediate Release

Contact: Kristen E. Lancia, CFMP, Vice President

Email: kristen.lancia@waynebank.com

Phone: (570) 253-8594

NORWOOD FINANCIAL CORP AND WAYNE BANK

APPOINT RONALD R. SCHMALZLE AS DIRECTOR

Honesdale, Pennsylvania – July 18, 2024

The Board of Directors of Norwood Financial Corp (NASDAQ Global Market – NWFL) and its subsidiary, Wayne Bank, announced the appointment of Ronald R. Schmalzle to the Board of Directors of Norwood Financial Corp (“Norwood” or the “Company”) and Wayne Bank.

“I have known Ron for over 15 years and am so pleased to add his considerable expertise to the Board,” said Lewis J. Critelli, Chairman of the Board of Directors for Norwood and Wayne Bank. “Ron’s business acumen, long history of public service, and community insight will help us to achieve long-lasting impact within our communities.”

Schmalzle is currently serving his second term as a Pike County Commissioner, having been reelected in 2023. He is President, Co-Owner, and General Manager of Recreation Management Corp, which owns and operates a number of recreation-based businesses in the Northern Region of the Pocono Mountains, including Ski Big Bear at Masthope Mountain and Costa’s Family Fun Park. Schmalzle is also a consultant and the former Executive Director for Camping Management Corp., which operates the award-winning Pine Forest Camp, Lake Owego Camp, and Camp Timber Tops.

“Ron is a successful businessperson and public servant,” said Jim Donnelly, President and CEO of Wayne Bank and Norwood Financial Corp. “He adds a unique skill set to the Board. We are excited to have Ron join our Board of Directors.”

Schmalzle has extensive board experience and is the former Chairman of the Pike County Hotel Tax Board, and a current board member of the Lake Wallenpaupack Watershed Management District and the Pike County Conservation District. He is a former member of the Board of Trustees of the Wayne Memorial Hospital and Wayne Memorial Healthcare Systems, as well as a past Campaign Chair and Board Member of the Pike County United Way. Schmalzle is the past Chairman of the Pike Marcellus Shale Task Force Economic Committee and the County Commissioner Representative to the Pike County Planning Commission. He was honored with The Richard L. Snyder Excellence in Business Award in 2018, which recognizes outstanding corporate philanthropic leaders in Pike County, and is a member of the Wayne County Athletic Hall of Fame. Schmalzle has a long history of involvement with youth sports and is a coach and past league organizer for Wallenpaupack Youth Basketball and Soccer Programs; a volunteer coach for Wallenpaupack High School Varsity Boys Basketball and Varsity Boys and Girls Track; and a 35-year PIAA Soccer Official, Chapter President, Chapter Interpreter, and District 2 Interpreter. He is also a prior Committee Member of the Pennsylvania Ski Area Association.

“I am honored to be appointed to this important role,” said Schmalzle. “I look forward to working together with my board colleagues to continue to serve our customers, communities, and shareholders.”

Schmalzle holds a B.M. from Marywood University. He is a lifelong resident of Pike County and lives with his wife, Mary, a retired teacher in the Wallenpaupack School District. The couple has four children and six grandchildren.

Norwood Financial Corp is the parent company of Wayne Bank, which operates from fourteen offices throughout Northeastern Pennsylvania and sixteen offices in Delaware, Sullivan, Ontario, Otsego and Yates Counties, New York. The Company’s stock trades on the Nasdaq Global Market under the symbol “NWFL”.

Forward-Looking Statements

Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. The Company does not undertake and specifically disclaims any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

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